© 2022 Avaya Inc. All rights reserved Investor Presentation 3Q FY22 August 9, 2022 Exhibit 99.2

2© 2022 Avaya Inc. All rights reserved Cautionary Note Regarding Preliminary Financial Information All financial results for the third quarter ended June 30, 2022 and related comparisons to prior periods included in this presentation are preliminary, have not been reviewed or audited, are based upon the Company’s estimates, and were prepared prior to the completion of the Company's financial statement close process. These selected preliminary financial results should not be viewed as a substitute for the Company’s full third quarter results and do not present all information necessary for an understanding of the Company’s financial performance as of June 30, 2022, and should not be considered final until the Company files its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022. During the course of the preparation of the Company’s financial statements as of and for the three and nine months ended June 30, 2022, the Company may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth in this presentation. Accordingly, undue reliance should not be placed on this preliminary data.

3© 2022 Avaya Inc. All rights reserved Cautionary Note Regarding Forward-Looking Statements This presentation contains certain “forward-looking statements.” All statements other than statements of historical fact are "forward-looking" statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "our vision," "plan," "potential," "preliminary," "predict," "should," "will," or "would" or the negative thereof or other variations thereof or comparable terminology. Avaya Holdings Corp. (the "Company") has based these forward-looking statements on its current expectations, assumptions, estimates and projections. These statements, including the Company’s outlook, do not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments or other strategic transactions completed after the date hereof. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Risks and uncertainties that may cause these forward-looking statements to be inaccurate include, among others: the finalization of the Company’s third quarter financial statements; the findings of the Audit Committee’s investigations; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures, and the potential for a material weakness in the Company’s internal controls over financial reporting or other potential weaknesses of which the Company is not currently aware or which have not been detected; the Company’s ability to continue as a going concern; the impact of litigation and regulatory proceedings; the impact and timing of any cost-savings measures; the termination or modification of current contracts which could impair attainment of our OneCloud ARR metric; the duration, severity and impact of the coronavirus pandemic ("COVID-19"); the impact of the Russia/Ukraine conflict on the global economy and our business, including impacts from related sanctions and export controls imposed by the U.S., UK and the EU on certain industries and Russian parties as a result of the conflict, as well as responses by the governments of Russia or other jurisdictions; and other factors discussed in the Company's Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the "SEC"). These risks and uncertainties may cause the Company’s actual results, performance, liquidity or achievements to differ materially from any future results, performance, liquidity or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this presentation may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. These slides, as well as current and historical financial data, are available on our website at investors.avaya.com. None of the information included on the Company's website is incorporated by reference in this presentation.

4© 2022 Avaya Inc. All rights reserved Use of non-GAAP (Adjusted) Financial Measures The information furnished in this presentation includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), including financial measures labeled as "non-GAAP" or "adjusted." EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments described in our SEC filings and the tables in the Appendix hereto. We believe that including supplementary information concerning adjusted EBITDA is appropriate because it serves as a basis for determining management and employee compensation and it is used as a basis for calculating covenants in our credit agreements. In addition, we believe adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. We also present adjusted EBITDA because we believe analysts and investors utilize these measures in analyzing our results. Adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, such as our pricing strategies, volume, costs and expenses of the organization, and it presents our financial performance in a way that can be more easily compared to prior quarters or fiscal years. EBITDA and adjusted EBITDA have limitations as analytical tools. EBITDA measures do not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. Adjusted EBITDA excludes the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations but that still affect our net income (loss). In particular, our formulation of adjusted EBITDA allows adjustment for certain amounts that are included in calculating net income (loss), however, these are expenses that may recur, may vary and are difficult to predict. In addition, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. We also present the measures non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP earnings per share as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period to period comparisons because they exclude the impact of the earnings and charges noted in the applicable tables in the Appendix to this presentation that resulted from matters that we consider not to be indicative of our ongoing operations. The Company presents constant currency information to provide a framework to assess how the company’s underlying businesses performance excluding the effect of foreign currency rate fluctuations. To present this information for current and comparative prior period results for entities reporting in currencies other than U.S. dollars, the amounts are converted into U.S. dollars at the exchange rate in effect on the last day of the company's prior fiscal year (i.e. September 30, 2021), unless otherwise noted. In addition, we present the liquidity measure of free cash flow. Free cash flow is calculated by subtracting capital expenditures from Net cash provided by operating activities. We believe free cash flow is a measure often used by analysts and investors to compare the cash flow and liquidity of companies in the same industry. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from the non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The Appendix to this presentation includes tables that reconcile historical GAAP measures to non-GAAP measures. The company has not quantitatively reconciled its prior May guidance for adjusted EBITDA that appears on slide 6 to its most comparable GAAP measure because certain of the reconciling items that impact this metric including, provision for income taxes, restructuring charges, net of sublease income, advisory fees, acquisition-related costs and change in fair value of warrants affecting the period, have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, reconciliations to the nearest GAAP financial measures are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s results as reported under GAAP.

Avaya's 3Q22 at a Glance

$577M Revenue[1]	**$54M** Adj. EBITDA[1]*	**$838M** OneCloud ARR[1][2]
53% Cloud, Alliance Partner & Subscription Revenue[1]	**62%** Software Revenue[1] **70%** Recurring Revenue[1]	**>$200M** FY22 R&D Investment[4]
~100M Unified Communications Lines[3]	**~6M** Contact Center Seats[3]	**~190** Countries[3]

- Avaya is a leading pure-play Unified Communications & Collaboration and Contact Center software company with ~90,000 global customers[3]
- Avaya serves 90% of the largest US companies[1]
- Major strategic partnerships broaden project portfolio

AVAYA

© 2022 Avaya Inc. All rights reserved

[1] For and as of 3Q FY22 ending June 30, 2022.
[2] See Appendix for further definition and information on OneCloud ARR metric.
[3] For and as of FY21 ending September 30, 2021.
[4] Expected FY22 spend on Research and Development.
* For a reconciliation of GAAP to non-GAAP financial information, please see the Appendix of this presentation.

5

© 2022 Avaya Inc. All rights reserved 6 Q3 Revenue vs Guidance Bridge

7© 2022 Avaya Inc. All rights reserved ARR Mix from Larger Customers > $5m ARR % > $1m ARR % > $100k ARR % —% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% ▪ ~30% ARR from $5M+ customers ▪ ~60% ARR from $1M+ customers ▪ ~95% ARR from $100K+ customers ▪ ~60% ARR from Contact Center customers OneCloud ARR Mix has a Strong Enterprise Bias Q3 FY22

8© 2022 Avaya Inc. All rights reserved FY19 15% FY20 26% 3Q20 30% 3Q21 40% 3Q22 53% $35 $47 $69 $113 $191 $262 $344 $425 $530 $620 $750 $838 OneCloud ARR >$1M ARR 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 CAPS as % Revenue(1) See Appendix for further definition and information on OneCloud ARR metric. All Other CAPS FY21 40% (1) FY19 calculated with Non-GAAP Revenue; FY20, FY21, and 3Q22 calculated with GAAP revenue. * For a reconciliation of GAAP to non-GAAP financial information, please see the Appendix of this presentation. OneCloud ARR Growth($M)(1) OneCloud ARR and CAPS Continue to Grow at a Significant Rate

9© 2022 Avaya Inc. All rights reserved $838M OneCloud ARR(1) 53% Cloud, Alliance Partner & Subscription Revenue 51% Non-GAAP Gross Margin* $2,259M Remaining Performance Obligations (Revenue Backlog) $577M Revenue Revenue 62% Software Revenue (1) See Appendix for further definition and information on OneCloud ARR metric. * For a reconciliation of GAAP to non-GAAP financial information, please see the Appendix of this presentation. 3Q FY22 Financial Highlights 70% Recurring Revenue

© 2022 Avaya Inc. All rights reserved 10 Debt Maturity Profile

© 2022 Avaya Inc. All rights reserved Appendix

12© 2022 Avaya Inc. All rights reserved 3Q Financial Notes$M 3Q22 2Q22 3Q21 Revenue $ 577 $ 716 $ 732 Non-GAAP Gross Margin* 51.0% 56.7% 61.5 % Non-GAAP Operating Expense* (% of revenue) 47.5% 40.6% 41.5 % Non-GAAP Operating Margin* 3.5% 16.1% 19.9 % Adjusted EBITDA* $ 54 $ 145 $ 173 Adjusted EBITDA Margin* 9.4% 20.3% 23.6% • Continued large deal activity with 92 deals over $1 million, 11 over $5 million, 7 over $10 million and 2 over $25 million • Remaining Performance Obligations (RPO) of $2,259 million • Added approximately 1,300 new logos • Cash used for Operations was $85 million • The Company expects to record impairment charges between $1,272 million to $1,804 million related to the Company's goodwill and indefinite- lived intangible asset and goodwill * For a reconciliation of GAAP to non-GAAP financial information, please see the Appendix of this presentation. 3Q FY22 Update

© 2022 Avaya Inc. All rights reserved 13 Revenue: 3Q22 2Q22 3Q21 Product $ 169 $ 223 $ 254 Services 408 493 478 Total Revenue $ 577 $ 716 $ 732 GAAP Gross Margin: Product 23.1% 30.9% 44.5 % Services 53.9% 61.3% 61.5 % GAAP Total Gross Margin 44.9% 51.8% 55.6 % GAAP Operating Margin (234.5) % 3.2% 5.6 % Quarterly Income Statement (Amounts are GAAP and dollars in millions)

© 2022 Avaya Inc. All rights reserved 14 Revenue*: 3Q22 2Q22 3Q21 Product $ 169 $ 223 $ 254 Services 408 493 478 Total Revenue $ 577 $ 716 $ 732 Non-GAAP Gross Margin*: Product 43.8% 46.6% 61.4 % Services 53.9% 61.3% 61.5 % Non-GAAP Total Gross Margin* 51.0% 56.7% 61.5 % Non-GAAP Operating Margin* 3.5% 16.1% 19.9 % Adjusted EBITDA* $ 54 $ 145 $ 173 Adjusted EBITDA* % 9.4% 20.3% 23.6% *Revenue information presented is GAAP revenue; all other information is non-GAAP. For a reconciliation of GAAP to non-GAAP financial information, please see the Appendix of this presentation. Quarterly Non-GAAP Income Statement Information (All dollars amounts are in millions)

© 2022 Avaya Inc. All rights reserved 15 Quarterly Revenue by Region (All dollars amounts are in millions) Revenue 3Q22 2Q22 3Q21 U.S. $ 316 $ 422 $ 418 EMEA 148 175 181 APAC 63 67 72 AI 50 52 61 Total $ 577 $ 716 $ 732 % of Total Revenue U.S. 55% 59% 57 % EMEA 26% 25% 25 % APAC 11% 9% 10 % AI 8% 7% 8 % Total 100% 100% 100%

© 2022 Avaya Inc. All rights reserved 16 Balance Sheet and Operating Metrics (Dollars in millions unless indicated otherwise, Balance sheet items as of the end of the period indicated) 3Q22 2Q22 3Q21 Total Cash and Cash Equivalents $ 217 $ 324 $ 562 Cash (used for) provided by Operations $ (85) $ (2) $ 11 Capital Expenditures and Capitalized Software $ 28 $ 25 $ 25 Days Sales Outstanding (DSO)(1) 55 54 54 Inventory Turns 11.5 15.1 13.2 Headcount (as of the end of the period indicated) 7,851 7,962 8,071 Trailing Twelve Month Revenue ($K) / Employee (Headcount as of the end of the period indicated) $ 352 $ 367 $ 368 (1)3Q22, 2Q22 and 3Q21 include $12M, $17M and $76M AR/ contract liability netting impact when calculating DSOs.

Avaya OneCloud ARR

What is OneCloud ARR?

- A baseline for expected cloud revenue over the next 12 months

What's Included:

- OneCloud Subscription, ACO Recurring, CCaaS, Spaces™, CPaaS, DaaS, Private Cloud

What's Excluded:

- Maintenance, Managed Services, ACO One Time Payment

3Q22
12% Growth QoQ

~60% of ARR from customers paying over $1M annually

Customer Experience & Contact Center stronger contributor than UCC within ARR

AVAYA
© 2022 Avaya Inc. All rights reserved
17

18© 2022 Avaya Inc. All rights reserved Subscription Revenue & Cash Dynamics Avaya is transforming our business by shifting to a Subscription Licensing Model Subscription Contracts have different Cash Flow dynamics when compared to a Perpetual License Model (the primary former model that Avaya sold under) Subscription-based software generally relates to a monthly or annual licensing model, allowing users to pay a per-user fee over a pre-determined time period (pay over time). Customers typically pay a subscription fee monthly or annually and are entitled to use the software only during the subscription term, unlike a perpetual license, which requires a customer to pay the entire cost of the license upfront, allowing the customer to use the software indefinitely.

© 2022 Avaya Inc. All rights reserved 19 Subscription Revenue, ARR & Cash Dynamics (1)The figures provided herein are for illustrative purposes only and should not be construed as any indication of the actual historical rate or future rate of new bookings or revenue, either on an absolute or relative basis. (1)

20© 2022 Avaya Inc. All rights reserved Three months ended, (In millions) June 30, 2022 Mar. 31, 2022 June 30, 2021 Net (loss) income $ (1,408) $ (1) $ 43 Interest expense 54 54 54 Interest income (1) (1) — Provision for (benefit from) income taxes 14 (13) (46) Depreciation and amortization 103 99 105 EBITDA (1,238) 138 156 Impact of fresh start accounting adjustments (1) 1 — 1 Restructuring charges (2) 11 3 5 Advisory fees (3) 8 — — Acquisition-related costs — — 2 Share-based compensation 6 14 14 Impairment charges (4) 1,272 — — Pension and post-retirement benefit costs (1) (1) (1) Change in fair value of Emergence Date Warrants (1) (7) — Gain on foreign currency transactions (4) (2) (4) Adjusted EBITDA $ 54 $ 145 $ 173 Adjusted EBITDA Margin 9.4% 20.3% 23.6 % Non-GAAP Reconciliation Adjusted EBITDA (1) The impact of fresh start accounting adjustments in connection with the Company's emergence from bankruptcy. (2) Restructuring charges represent employee separation costs and facility exit costs (excluding the impact of accelerated depreciation expense) related to the Company's restructuring programs, net of sublease income. (3) Advisory fees represent costs incurred to assist in the assessment of strategic and financial alternatives to improve the Company's capital structure. (4) The Company’s interim impairment tests as of June 30, 2022 indicated that the carrying amount of the Company’s indefinite-lived intangible asset, the Avaya Trade Name, and its Services reporting unit exceeded their respective estimated fair values. As a result, the preliminary financial statements reflect impairment charges of $1,272 million and the Company expects to record impairment charges between $1,272 million to $1,804 million related to the Company's indefinite-lived intangible asset and goodwill during the three months ended June 30, 2022.

Non-GAAP Reconciliation

Adjusted EBITDA cont'd

(In millions)	Successor: Fiscal years ended September 30, 2021	Successor: Fiscal years ended September 30, 2020	Successor: Fiscal years ended September 30, 2019	Successor: Period from December 16, 2017 through September 30, 2018	Predecessor: Period from October 1, 2017 through December 15, 2017	Non-GAAP Combined: Fiscal year ended September 30, 2018
Net (loss) income	$ (13)	$ (680)	$ (671)	$ 287	$ 2,977	$ 3,264
Interest expense	222	226	237	169	14	183
Interest income	(1)	(6)	(14)	(5)	(2)	(7)
Provision for (benefit from) income taxes	15	62	2	(546)	459	(87)
Depreciation and amortization	425	423	443	384	31	415
EBITDA	648	25	(3)	289	3,479	3,768
Impact of fresh start accounting adjustments [1]	2	1	5	196	—	196
Restructuring charges [2]	28	20	22	81	14	95
Advisory fees [3]	—	40	11	18	3	21
Acquisition-related costs	3	—	9	15	—	15
Reorganization items, net	—	—	—	—	(3,416)	(3,416)
Share-based compensation	55	30	25	19	—	19
Loss on sale/disposal of long-lived assets, net	—	—	—	4	1	5
Resolution of certain legal matters	—	—	—	—	37	37
Impairment charges	—	624	659	—	—	—
Pension/OPEB/nonretirement postemployment benefits and long-term disability costs	(1)	—	—	—	17	17
Gain on post-retirement plan settlement	(14)	—	—	—	—	—
Change in fair value of Emergence Date Warrants	1	3	(29)	17	—	17
(Gain) loss on foreign currency transactions	(3)	16	8	(28)	—	(28)
Gain on investments in equity and debt securities, net [4]	—	(49)	(1)	—	—	—
Adjusted EBITDA	$ 719	$ 710	$ 706	$ 611	$ 135	$ 746
Adjusted EBITDA Margin	24.2 %	24.7 %	24.3 %	24.9 %	22.4 %	24.4 %

(1) The impact of fresh start accounting adjustments in connection with the Company's emergence from bankruptcy.
(2) Restructuring charges represent employee separation costs and facility exit costs (excluding the impact of accelerated depreciation expense) related to the Company's restructuring programs, net of sublease income.
(3) Advisory fees represent costs incurred to assist in the assessment of strategic and financial alternatives to improve the Company's capital structure.
(4) Realized and unrealized gains on investments in equity securities, net of impairment of investments in debt securities.

AVAYA
© 2022 Avaya Inc. All rights reserved
21

Non-GAAP Reconciliation

Net (Loss) Income and (Loss) Earnings per Share

	Three months ended,				
	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021
GAAP Net (Loss) Income	$ (1,408)	$ (1)	$ (66)	$ 6	$ 43
Non-GAAP Adjustments:					
Impact of fresh start accounting [1]	1	—	—	—	1
Restructuring charges, net [2]	12	3	7	13	5
Advisory fees [3]	8	—	—	—	—
Acquisition-related costs	—	—	—	1	2
Share-based compensation	6	14	14	14	14
Impairment charges [4]	1,272	—	—	—	—
Pension and post-retirement benefit costs	(1)	(1)	(1)	—	(1)
Change in fair value of Emergence Date Warrants	(1)	(7)	(1)	(26)	—
Gain on foreign currency transactions	(4)	(2)	—	—	(4)
Amortization of intangible assets	74	75	82	84	83
Income tax expense effects [5]	21	(30)	5	(18)	(70)
Non-GAAP Net (Loss) Income	$ (20)	$ 51	$ 40	$ 74	$ 73
Dividends and accretion to preferred stockholders	$ (1)	$ (1)	$ (1)	$ (1)	$ (1)
Undistributed Non-GAAP (Loss) Income	(21)	50	39	73	72
Percentage allocated to common stockholders [6]	100.0 %	91.3 %	91.3 %	91.2 %	91.3 %
Numerator for Non-GAAP diluted (loss) earnings per common share	$ (21)	$ 46	$ 36	$ 67	$ 66
Diluted Weighted Average Shares - GAAP	86.6	85.6	84.7	86.9	88.0
Share adjustment [7]	—	1.2	1.9	—	(0.2)
Diluted Weighted Average Shares - Non-GAAP	86.6	86.8	86.6	86.9	87.8
GAAP (Loss) Earnings per Share - Diluted	$ (16.27)	$ (0.02)	$ (0.79)	$ 0.06	$ 0.43
Non-GAAP (Loss) Earnings per Share - Diluted	$ (0.24)	$ 0.53	$ 0.42	$ 0.77	$ 0.75

(1) The impact of fresh start accounting adjustments in connection with the Company's emergence from bankruptcy.

(2) Restructuring charges, net represent employee separation costs and facility exit costs related to the Company's restructuring programs, net of sublease income.

(3) Advisory fees represent costs incurred to assist in the assessment of strategic and financial alternatives to improve the Company's capital structure.

(4) The Company's interim impairment tests as of June 30, 2022 indicated that the carrying amount of the Company's indefinite-lived intangible asset, the Avaya Trade Name, and its Services reporting unit exceeded their respective estimated fair values. As a result, the preliminary financial statements reflect impairment charges of $1,272 million and the Company expects to record impairment charges between $1,272 million to $1,804 million related to the Company's indefinite-lived intangible asset and goodwill during the three months ended June 30, 2022

(5) The Company's calculation of non-GAAP income taxes reflects a 25% fixed non-GAAP effective tax rate based on a blended U.S. federal and state tax rate, given the Company's operating structure. The non-GAAP effective tax rate may differ significantly from the GAAP effective tax rate. The non-GAAP effective tax rate could be subject to change for a number of reasons, including but not limited to, changes resulting from tax legislation, material changes in revenues or expenses and other significant events. The Company will continuously assess its estimated non-GAAP effective tax rate in connection with its calculation of non-GAAP net income and non-GAAP net income per diluted share in future periods.

(6) The Company's preferred shares are participating securities, which requires the application of the two-class method to calculate diluted earnings per share. Under the two-class method, undistributed earnings are allocated to common stock and participating securities according to their respective participating rights in undistributed earnings. The percentage allocated to common stockholders reflects the proportion of weighted average common stock outstanding to the weighted average of common stock and common stock equivalents (preferred shares).

(7) In periods with a GAAP net loss, the share adjustment reflects the dilutive impact of certain securities, which are excluded from the computation of diluted GAAP loss per share as their effect would be anti-dilutive. In periods during which our convertible notes have a dilutive impact on GAAP diluted shares outstanding, the share adjustment also includes the impact of our bond hedge transaction which is anti-dilutive in diluted GAAP earnings per share but is expected to mitigate the dilutive effect of our convertible notes and therefore are included in the calculations of non-GAAP diluted shares outstanding.

AVAYA © 2022 Avaya Inc. All rights reserved

22

23© 2022 Avaya Inc. All rights reserved Non-GAAP Reconciliation Gross Margin and Operating Income Three months ended, (In millions) June 30, 2022 Mar. 31, 2022 Dec. 31, 2021 Sept. 30, 2021 June 30, 2021 Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin Gross Profit $ 259 $ 371 $ 369 $ 415 $ 407 Items excluded: Amortization of technology intangible assets 35 35 42 44 43 Non-GAAP Gross Profit $ 294 $ 406 $ 411 $ 459 $ 450 GAAP Gross Margin 44.9% 51.8% 51.8% 54.6% 55.6 % Non-GAAP Gross Margin 51.0% 56.7% 57.6% 60.4% 61.5 % Reconciliation of Non-GAAP Operating Income Operating (Loss) Income $ (1,353) $ 23 $ (1) $ 33 $ 41 Items excluded: Adj. for fresh start accounting 1 — — — 1 Amortization of intangible assets 74 75 82 84 83 Restructuring charges, net 12 3 7 13 5 Advisory fees 8 — — — — Acquisition-related costs — — — 1 2 Share-based compensation 6 14 14 14 14 Impairment charges 1,272 — — — — Non-GAAP Operating Income $ 20 $ 115 $ 102 $ 145 $ 146 GAAP Operating Margin (234.5) % 3.2% (0.1) % 4.3% 5.6 % Non-GAAP Operating Margin 3.5% 16.1% 14.3% 19.1% 19.9%

24© 2022 Avaya Inc. All rights reserved Non-GAAP Reconciliation Operating Expenses Three months ended, (In millions) June 30, 2022 Mar. 31, 2022 June 30, 2021 Reconciliation of Non-GAAP Operating Expenses Operating Expenses $ 1,612 $ 348 $ 366 Items excluded: Adj. for fresh start accounting 1 — 1 Amortization of intangible assets 39 40 40 Restructuring charges, net 12 3 5 Advisory fees 8 — — Acquisition-related costs — — 2 Share-based compensation 6 14 14 Impairment charges 1,272 — — Non-GAAP Operating Expenses $ 274 $ 291 $ 304 Non-GAAP Operating Expense % 47.5% 40.6% 41.5%

25© 2022 Avaya Inc. All rights reserved Non-GAAP Reconciliation Revenue and Gross Margin Successor Predecessor Non-GAAP Combined Fiscal year ended September 30, 2019 Period from December 16, 2017 through September 30, 2018 Period from October 1, 2017 through December 15, 2017 Fiscal year ended September 30, 2018 (In millions) Reconciliation of Non-GAAP Revenue Revenue $ 2,887 $ 2,247 $ 604 $ 2,851 Adj. for fresh start accounting 21 206 — 206 Non-GAAP Revenue $ 2,908 $ 2,453 $ 604 $ 3,057 Reconciliation of Non-GAAP Gross Profit and Non- GAAP Gross Margin Gross Profit $ 1,575 $ 1,143 $ 362 $ 1,505 Items excluded: Adj. for fresh start accounting 37 264 — 264 Amortization of technology intangible assets 174 135 3 138 Loss on disposal of long-lived assets — 4 — 4 Share-based compensation — 1 — 1 Non-GAAP Gross Profit $ 1,786 $ 1,547 $ 365 $ 1,912 GAAP Gross Margin 54.6% 50.9% 59.9% 52.8 % Non-GAAP Gross Margin 61.4% 63.1% 60.4% 62.5%

26© 2022 Avaya Inc. All rights reserved Non-GAAP Reconciliation Product and Services Gross Margins Three months ended, (In millions) June 30, 2022 Mar. 31, 2022 Dec. 31, 2021 Sept. 30, 2021 June 30, 2021 Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products & Solutions Revenue $ 169 $ 223 $ 231 $ 246 $ 254 Costs 95 119 111 103 98 Amortization of technology intangible assets 35 35 42 44 43 GAAP Gross Profit 39 69 78 99 113 Items excluded: Amortization of technology intangible assets 35 35 42 44 43 Non-GAAP Gross Profit $ 74 $ 104 $ 120 $ 143 $ 156 GAAP Gross Margin 23.1% 30.9% 33.8% 40.2% 44.5 % Non-GAAP Gross Margin 43.8% 46.6% 51.9% 58.1% 61.4 % Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services Revenue $ 408 $ 493 $ 482 $ 514 $ 478 Costs 188 191 191 198 184 GAAP Gross Profit 220 302 291 316 294 Non-GAAP Gross Profit $ 220 $ 302 $ 291 $ 316 $ 294 GAAP Gross Margin 53.9% 61.3% 60.4% 61.5% 61.5 % Non-GAAP Gross Margin 53.9% 61.3% 60.4% 61.5% 61.5%